    As filed with the Securities and Exchange Commission on January 25, 2002

                                                Registration No. _______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                _______________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
               (Address of Principal Executive Offices) (Zip Code)

            Air Products and Chemicals, Inc. Long-Term Incentive Plan
                            (Full Title of the Plan)

         W. Douglas Brown, Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
                     (Name and Address of Agent for Service)

                                  610-481-4911
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum         Proposed maximum
Title of securities to be           Amount to be         offering price           aggregate offering       Amount of
registered                          registered           per share                price                    registration fee(1)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1
2001 Fair Market Value Options         4,393,502                    $38.02          $167,040,946.04              $15,367.77

                                       4,393,502                                     167,040,946.04              $15,367.77
------------------------------------------------------------------------------------------------------------------------------

---------------------------
(1) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Forms S-8, Registration Statement Nos. 33-65117, 333-21145, 333-45239 333-71405,
333-95317, and 333-54224 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-65117, 333-21145, 333-45239, 333-71405, 333-95317, and 333-54224 are incorporated herein by reference.

                                    EXHIBITS

23.      Consent of Arthur Andersen LLP.

24.      Power of Attorney.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 25th day of January, 2002.

                                        AIR PRODUCTS AND CHEMICALS, INC.
                                        (Registrant)


                                        By: /s/ W. Douglas Brown
                                            -----------------------------------
                                                W. Douglas Brown*
                                                Vice President, General Counsel
                                                and Secretary



------------------
* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                     Title                              Date
         ---------                                     -----                              ----
                                           Director, Chairman of the Board,
   /s/ John P. Jones III                   President, and Chief Executive Officer
       John P. Jones III                   (Principal Executive Officer)             January 25, 2002

                                           Vice President - Finance and Controller
   /s/ Leo J. Daley                        (Principal Financial and Accounting
       Leo J. Daley                        Officer)                                  January 25, 2002


              *
       Mario L. Baeza                      Director                                  January 25, 2002



              *                            Director                                  January 25, 2002
       L. Paul Bremer III


              *                            Director                                  January 25, 2002
       Michael J. Donahue


              *                            Director                                  January 25, 2002
       Ursula F. Fairbairn


              *                            Director                                  January 25, 2002
       Edward E. Hagenlocker


              *                            Director                                  January 25, 2002
       James F. Hardymon

         Signature                                     Title                              Date
         ---------                                     -----                              ----
               *                             Director                                 January 25, 2002
       Terry R. Lautenbach



               *                             Director                                 January 25, 2002
       Charles H. Noski



               *                             Director                                 January 25, 2002
       Paula G. Rosput



               *                             Director                                 January 25, 2002
       Lawrason D. Thomas